FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

5/8/2024 10:03:23 AM

Work Order Number:	W2024050302017
Reference Number:	20244047558
Through Date:	5/8/2024 10:03:23 AM
Corporate Name:	Rivulet Entertainment, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20244040956	Certificate of Correction	10

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Jessica Holmes
Certificate Number: B202405084632662
You may verify this certificate
online at http://www.nvsos.gov

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0579952005-0
Secretary of State State Of Nevada	Filing Number 20244040929
	Filed On 5/3/2024 1:35:00 PM
	Number of Pages 10

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Advanced Voice Recognition Systems, Inc. Entity or Nevada Business Identification Number (NVID): E0579952005-0
2. Document:	Name of document with inaccuracy or defect: Articles of Conversion/Exchange/Merger
3. Filing Date:	Filing date of document which correction is being made: April 17, 2024
4. Description:	Description of inaccuracy or defect: The document caused the Parent, Advanced Voice Recognition Systems, Inc. to be merged into the wholly owned Subsidiary, Rivulet Entertainment Inc. with the Subsidiary as the surviving entity.
5. Correction:	Correction of inaccuracy or defect: The wholly owned Subsidiary, Rivulet Entertainment Inc. is to be merged into the Parent Advanced Voice Recognition Systems, Inc., with the Parent as the surviving Corporation operating as Rivulet Entertainment Inc.
6. Signature: (Required)	X [signature] Signature — Date: 5-2-2024

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)	Entity Name: Rivulet Entertainment, Inc. Jurisdiction: Nevada Entity Type*: Corporation *If more than one entity being acquired or merging please attach additional page.*
2. Entity Information: (Resulting, Acquiring or Surviving)	Entity Name: Advanced Voice Recognition Systems, Inc. Jurisdiction: Nevada Entity Type*: Corporation
3. Plan of Conversion, Exchange or Merger: (select one box)	☒ The entire plan of conversion, exchange or merger is attached to these articles. ☐ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). ☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)
4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☒ B. The plan was approved by the required consent of the owners of: ☒ Acquired/merging ☒ Acquiring/surviving ☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Rivulet Entertainment, Inc Name of acquired/merging entity Advanced Voice Recognition Systems, Inc. Name of acquiring/surviving entity
5. Effective Date and Time: (Optional)	Date: 05/08/2024 Time: 5:00 PM (must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

FRANCISCO V. AGUILAR
Secretary of State
201 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued:
(If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

4. Approval Continued:
(If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

** corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

6. Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)	Name / Country Care of: Address / City / State Zip/Postal Code
7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **	
	** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
8. Declaration: (Exchange and Merger only)	**Exchange:** ☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). **Merger:** (Select one box) ☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). ☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).
9. Signature Statement: (Required)	☐ **Conversion:** A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☒ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Rivulet Entertainment, Inc.

Name of acquired/merging entity

X [signature] President 5/3/24

Signature (Exchange/Merger) Title Date

If more than one entity being acquired or merging please attach additional page of information and signatures.

Advanced Voice Recognition Systems, Inc.

Name of acquiring/surviving entity

X [signature] President 5/3/24

Signature (Exchange/Merger) Title Date

X ______________________

Signature of Constituent Entity (Conversion) Title Date

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

AMENDED AGREEMENT AND PLAN OF MERGER

This Amended Agreement and Plan of Merger **("Agreement")**, dated as of May 1, 2024, by and between **Advanced Voice Recognition Systems, Inc.**, a Nevada corporation (**"Surviving Corporation or Parent"**), and **Rivulet Entertainment, Inc**. a Nevada corporation and a wholly owned subsidiary of Parent **(Subsidiary)**. The Surviving Corporation and Subsidiary is sometimes referred to as a **"Constituent Corporation"**, and they are sometime jointly referred as **"Constituent Corporations."**

RECITALS

WHEREAS the Surviving Corporation is a corporation organized and existing under the laws of the State of Nevada.

WHEREAS Subsidiary is a corporation organized and existing under the laws of the State of Nevada and is a wholly owned subsidiary of the Surviving Corporation.

WHEREAS the board of directors of Surviving Corporation have determined it is desirable and in the best interests of Surviving Corporation, upon the terms and subject to the conditions herein stated, that the Subsidiary be merged with and into Surviving Corporation (the **"Merger")**.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Subsidiary shall be merged with and into the Surviving Corporation (the **"Merger"**) upon the terms and conditions set forth below and these recitals shall be incorporated herin and made a part of this Agreement.

ARTICLE 1

PRINCIPAL TERMS OF THE MERGER

1. **Name of Constituent Corporations.** The names of the corporations proposing to merge are Rivulet Entertainment, Inc., a Nevada corporation, and Advanced Voice Recognition Systems, Inc. a Nevada corporation, and the surviving corporation is Advanced Voice Recognition Systems, Inc, which shall be renamed " Rivulet Entertainment, Inc." as set forth in this Agreement.

1.1 **Merger**. On the Effective Date (as defined in Section 4.1 below), Subsidiary shall be merged with and into Surviving Corporation, in accordance with Section 92A.180 of the Nevada Revised Statutes, and the separate existence of Subsidiary shall cease. Advanced Voice Recognition Systems, Inc shall be the surviving corporation (sometimes hereinafter referred to as the **"Surviving Corporation"**) in the Merger and shall operate under the name "Rivulet Entertainment, Inc." by virtue of, and shall be governed by, the laws of Nevada. The address of the registered office of the Surviving Corporation in Nevada will be 318 North Carson Street, Suite 208, Carson City, Nevada 89701 and the registered agent in charge thereof shall be Paracorp Corporation.

1.2 **Certificate of Incorporation of the Surviving Corporation.** Pursuant to Section 92A180(5) and effective as of the Effective Time the Certificate of Incorporation of Surviving Corporation shall be amended to reflect the name change of Surviving Corporation from "Advanced Voice Recognition Systems, Inc." to "Rivulet Entertainment ,Inc. as further set forth in the Articles of Merger to be filed with the Secretary of State of the State of Nevada

1.3 Bylaws of the Surviving Corporation. The bylaws of the Surviving Corporation shall be the bylaws of Surviving Corporation as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

1.4 Directors and Officers. At the Effective Date of the Merger, the directors and officers of Parent in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the NRS, until his or her successor is duly elected or appointed and qualified. The Surviving Corporation will have a board of directors identical to that of the Parent, with the Surviving Corporation's current board members comprised of the directors set forth below:

Walter Geldenhuys, President, CEO, Director

ARTICLE 2

CONVERSION, CERTIFICATES AND PLANS

2.1 Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) *Common and Preferred Stock.* Each share of Subsidiary's common stock, $0.001 par value and each share of the Subsidiary's designated preferred stock, par value $0.001 per share (together the **"Subsidiary Stock")**, issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, on a one for one basis, into and become validly issued, fully paid and nonassessable shares of the Surviving Corporation's common stock, $0.001 par value, or validly issued, fully paid and nonassessable shares of the Surviving Corporation's designated preferred stock, par value $0.001 per share, as applicable (together the **"Surviving Corporation Stock"** .

(b) *Unissued Common and Preferred Stock.* Each share of Subsidiary's common stock, $0.001 par value and each share of the Subsidiary's designated preferred stock, par value $0.001 per share (together the **"Subsidiary Stock")**, authorized and unissued immediately before the Effective Date shall, by virtue of the Merger shall be converted into shares of the Surviving Corporation's common stock, $0.001 par value, or validly issued, fully paid and nonassessable shares of the Surviving Corporation's designated preferred stock, par value $0.001 per share, as applicable (together the **"Surviving Corporation Stock").**

(c) *Options.* Each option to acquire shares of Subsidiary Stock outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of Surviving Corporation Stock that is equal to the number of shares of Subsidiary Stock the optionee would have received had the optionee exercised such option in full immediately before the Effective Date (whether or not such option was then exercisable) and the exercise price per share under each such option shall be equal to the exercise price per share thereunder immediately before the Effective Date.

(d) *Subsidiary Stock.* Each share of Subsidiary Stock issued and outstanding immediately before the Effective Date and held by Parent shall be canceled without any consideration being issued or paid, therefore.

2.2 **Stock Certificates**. After the Effective Date, each certificate theretofore representing issued and outstanding shares of Parent Stock will thereafter be deemed to represent the same number of shares of the Surviving Corporation Stock. The holders of outstanding certificates theretofore representing Parent Stock will not be required to surrender such certificate to Parent or the Surviving Corporation.

2.3 **Reorganization.** For United States federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

ARTICLE 3

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

3.1 **Effects of the Merger.** At the Effective Date, the Merger shall have the effects specified in the NRS and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of Parent and Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise vested in Parent and Subsidiary or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall subsequently attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

3.2 **Additional Actions.** If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Subsidiary Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation may execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE 4

APPROVAL; AMENDMENT; EFFECTIVE DATE

4.1 **Approval**. This Agreement and the Merger contemplated hereby are not subject to approval by the requisite vote, or a written consent in lieu of vote, of the Parent's stockholders in accordance with the NRS and compliance with the requirements of law, including the securities laws of the United States. Duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Ownership and Merger and shall cause such documents to be filed with the Secretary of

State of Nevada in accordance with the laws of Nevada and applicable U.S. federal securities laws. The effective date of the Merger (**"Effective Date"**) shall be the date and time on and at which the Merger becomes effective under the laws of Nevada and is subject to FINRA review. The execution and delivery hereof by the Parent shall constitute the approval and adoption of, and consent to, the Merger Agreement and the transactions contemplated thereby in Parent's capacity as the sole stockholder of the Subsidiary.

4.2 **Amendments**. The Board of Directors of Parent may amend this Agreement at any time before the Effective Date, provided, however, that an amendment made subsequent to the approval of the Merger shall not (a) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of Parent Stock, (b) alter or change any term of the certificate of incorporation of Subsidiary, except to cure any ambiguity, defect or inconsistency or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Parent Stock.

ARTICLE 5

MISCELLANEOUS

5.1 **Termination**. This Agreement may be terminated, and the Merger abandoned at any time before the filing of this Agreement with the Secretary of State of Nevada, whether before or after stockholder approval of this Agreement, by the consent of the Boards of Directors of Parent and Subsidiary.

5.2 **Captions and Section Headings**. As used herein, captions and section headings are for convenience only and are not a part of this Agreement and shall not be used in construing it.

5.3 **Entire Agreement**. This Agreement and the other documents delivered pursuant hereto and thereto, or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

5.4 **Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

5.5 **Severability.** If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

5.6 **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.7 **No Third-Party Beneficiaries**. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

5.8 **Governing Law.** This Agreement shall be construed in accordance with the laws of Nevada.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Parent and Subsidiary have duly executed this amended Agreement as of the date first written above.

Parent:
Advanced Voice Recognition Systems, Inc
a Nevada corporation

By/s/Walter Geldenhuys
Walter Geldenhuys, President

Subsidiary:
Rivulet Entertainment, Inc.
a Nevada corporation

By/s/Walter Geldenhuys
Walter Geldenhuys, President